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                                                                 EXHIBIT 21.1


            SUBSIDIARIES OF CENTRAL FINANCIAL ACCEPTANCE CORPORATION



Central Check Cashing, Inc.

Central Installment Credit
Corporation

Central Consumer Finance
Company

Centravel, Inc.

Central Financial
Acceptance/Insurance Agency

Central Premium Finance
Company

BCE Properties, Inc.

Central Consumer Company of
Nevada

CALPLAN Travel Corporation

C.E.A. Acquisition Corporation

BTT Corporation

C.E.A. Travel Corporation

Central Finance Reinsurance, Ltd.

Central Financial Acceptance
Corporation Accident & Health
Reinsurance Limited

Central Income Tax Services, Inc.